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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 14, 2002

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                                  DESIGNS, INC.
               (Exact name of registrant as specified in charter)

             DELAWARE                     0-15898                 04-2623104
 (State or other jurisdiction of  (Commission file number)     (I.R.S. employer
          incorporation)                                     identification no.)

              66 B STREET
         NEEDHAM, MASSACHUSETTS                                      02494
(Address of principal executive offices)                           (Zip code)

       Registrant's telephone number, including area code: (781) 444-7222

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As of May 14, 2002, pursuant to an Asset Purchase Agreement entered into as of May 2, 2002 (the "Asset Purchase Agreement"), by and among Designs, Inc. ("Designs" or the "Company") and Casual Male Corp. and certain subsidiaries ("Casual Male"), the Company completed the acquisition of substantially all of the assets of Casual Male for a purchase price of approximately $170 million, plus assumption of certain operating liabilities. The Company was selected as the highest and best bidder at a bankruptcy court ordered auction commencing on May 1, 2002 and concluding on May 2, 2002. The U.S. Bankruptcy Court for the Southern District of New York subsequently granted its approval for the acquisition of Casual Male by Designs on May 7, 2002.

         The Casual Male acquisition, along with the payment of certain related fees and expenses, was completed with funds provided by: (i) approximately $46.0 million in term loan and revolving indebtedness under a senior secured credit facility, (ii) proceeds from the private placement of $24.5 million principal amount of 12% senior subordinated notes due 2007 and $11 million principal amount of 5% senior subordinated notes due 2007, and the issuance of warrants to purchase common stock of the Company, (iii) approximately $82.5 million of proceeds from the private placement of approximately 1.4 million shares of common stock and shares of newly designated convertible preferred stock (equivalent to approximately 18.0 million shares of common stock, conditioned upon shareholder approval for conversion) of the Company, and (iv) the assumption of a mortgage note in a principal amount of approximately $12.2 million.

         The convertibility of such preferred stock, and the exercisability of certain such warrants, is subject to approval by the stockholders of the Company. The newly issued common stock and the common stock issuable upon conversion of such convertible preferred stock and exercise of such warrants will be subject to certain rights to require registration under the Securities Act of 1933, as amended.

         The foregoing description is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         To be filed by amendment within the time period specified in Item 7(a)(4) of Form 8-K.

         (b)   PRO FORMA FINANCIAL INFORMATION.

         To be filed by amendment within the time period specified in Item 7(a)(4) of Form 8-K.

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         (c)   EXHIBITS.

         EXHIBIT NO.       DESCRIPTION

         3.1 Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Series B Convertible Preferred Stock dated May 14, 2002.

         10.1 Asset Purchase Agreement entered into as of May 2, 2002, by and among the Company and Casual Male Corp. and certain subsidiaries.

         10.2 Amended and Restated Note Agreement, dated as of April 26, 2002, and amended and restated as of May 14, 2002, among the Company, certain subsidiaries of the Company and the purchasers identified therein.

         10.3              Form of 12% Senior Subordinated Note due 2007.

         10.4              Form of 5% Subordinated Note due April 26, 2007.

         10.5 Form of Warrant to Purchase Shares of Common Stock (aggregating 787,500 shares).

         10.6 Form of Warrant to Purchase Shares of Common Stock (aggregating 927,500 shares, subject to shareholder approval).

         10.7 Form of Warrant to Purchase Shares of Common Stock (aggregating 1,176,471 shares, subject to shareholder approval).

         10.8 Registration Rights Agreement entered into as of April 26, 2002, by and between the Company and the persons identified therein.

         99.1              Press Release of Designs, Inc. dated May 15, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2002                           Designs, Inc.

                                             By: /s/ DENNIS R. HERNREICH
                                                ----------------------------
                                             Name: Dennis R. Hernreich
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

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